UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2021
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 14, 2021, Vonage Holdings Corp. ("Vonage" or the "Company") announced the appointment of Joseph Anthony Bellissimo as the Company's Chief Operating Officer, effective January 19, 2021.
Mr. Bellissimo, age 56, joins Vonage from International Business Machines Corporation, a technology and consulting company ("IBM"), where he served as the General Manager of IBM's U.S. Public and Federal Market division since November 2019. In this role, he was responsible for a multi-billion dollar portfolio spanning three industries - Healthcare and Life Sciences, Government and Education, and Defense and Intelligence. In this position, Mr. Bellissimo focused his efforts on assisting clients with their digital and business transformations and transition to the cloud.
Mr. Bellissimo previously held multiple other executive positions at IBM including Global General Manager, Cognitive Process Transformation (IBM Global Services) from January 2018 to November 2019; General Manager and Chief Revenue Officer of the Watson Cloud & Platform Unit from January 2014 to December 2017; Managing Partner of Global SAP Consulting from January 2012 to December 2013; and Managing Partner of Global and Americas Business Services Communications from January 2011 to December 2011.
In connection with his appointment, Mr. Bellissimo entered into an employment arrangement with the Company and will be entitled to an initial annual base salary of $600,000, a one-time sign-on cash bonus of $2 million, and he will be eligible to earn an annual performance bonus equal to 100% of his base salary in accordance with the Company's annual bonus program for senior executives. Following his appointment, Mr. Bellissimo will receive the following equity grants under the Company’s Amended and Restated 2015 Incentive Plan:

•A one-time, sign-on award of $3.5 million of time-vesting restricted stock units, which will vest in three equal installments on the first, second, and third anniversaries of the date of award, subject to Mr. Bellissimo’s continued employment on such dates (“RSUs”)
•In respect of the Company’s annual grant cycle, an award of $2.5 million, consisting of $1 million of RSUs and $1.5 million of performance-based restricted stock units (“PRSUs”), which will be subject to the same performance criteria as the PRSUs granted to the senior executives of the Company in the 2021-2023 performance cycle.
There are no arrangements or understandings between Mr. Bellissimo and any other person pursuant to which he was selected as an executive officer of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

See accompanying Exhibit Index for a list of the exhibits furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

99.1	Press Release of Vonage Holdings Corp. dated January 14, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	January 14, 2021	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

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